Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 102	Trade Date: 5/3/2004
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 5/6/2004
The date of this Pricing Supplement is May 3, 2004

CUSIP or Common Code:	41013MY38	41013MY46	41013MY53	41013MY61	41013MY79
Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%
Principal Amount:	$169,000.00	$1,221,000.00	$587,000.00	$187,000.00	$1,700,000.00
Proceeds to Issuer:	$167,943.75	$1,211,232.00	$581,130.00	$184,382.00	$1,676,200.00
Discounts and Commissions:	0.625%	0.800%	1.000%	1.400%	1.400%
Reallowance:	0.150%	0.150%	0.150%	0.200%	0.200%
Dealer:	99.500%	99.350%	99.200%	98.800%	98.800%
Maturity Date:	5/15/2007	5/15/2008	5/15/2009	5/15/2012	5/15/2012
Stated Annual Interest Rate:	2.800%	3.300%	3.700%	4.400%	Step: 3.350% through 5/14/2006, and 5.750% thereafter (unless called)
Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly	Monthly
First Payment Date:	6/15/2004	6/15/2004	6/15/2004	6/15/2004	6/15/2004
Additional Amounts:	N/A	N/A	N/A	N/A	N/A
Survivor’s Option:	Yes	Yes	Yes	Yes	Yes
Callable by Issuer:	No	No	No	No	Yes
If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	N/A	5/15/2006 Callable one time only at 100% on call date above with 30 days notice.
Original Issue Discount[1]:	N/A	N/A	N/A	N/A	N/A
Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

Effective April 7, 2003 the name of Solomon Smith Barney Inc., an agent of the program, was changed to Citigroup Global Markets Inc.

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see "Tax Consequences to U.S. Holders — Original Issue Discount Notes" in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 102	Trade Date: 5/3/2004
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 5/6/2004
The date of this Pricing Supplement is May 3, 2004

CUSIP or Common Code:	41013MY87	41013MZ29	41013MZ37	41013MZ45
Price to Public:	100.000%	100.000%	100.000%	100.000%
Principal Amount:	$241,000.00	$1,430,000.00	$615,000.00	$3,617,000.00
Proceeds to Issuer:	$237,385.00	$1,404,975.00	$602,700.00	$3,526,575.00
Discounts and Commissions:	1.500%	1.750%	2.000%	2.500%
Reallowance:	0.200%	0.275%	0.350%	0.350%
Dealer:	98.800%	98.600%	98.350%	97.850%
Maturity Date:	5/15/2014	5/15/2016	5/15/2019	5/15/2034
Stated Annual Interest Rate:	4.750%	5.300%	5.550%	5.800%
Interest Payment Frequency:	Monthly	Semi	Semi	Semi
First Payment Date:	6/15/2004	11/15/2004	11/15/2004	11/15/2004
Additional Amounts:	N/A	N/A	N/A	N/A
Survivor’s Option:	Yes	Yes	Yes	Yes
Callable by Issuer:	No	Yes	Yes	Yes
If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	11/15/2006 Callable one time only at 100% on call date above with 30 days notice.	5/15/2007 Callable one time only at 100% on call date above with 30 days notice.	5/15/2010 Callable one time only at 100% on call date above with 30 days notice.
Original Issue Discount[2]:	N/A	N/A	N/A	N/A
Other Material Terms (if any):	N/A	N/A	N/A	N/A

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see "Tax Consequences to U.S. Holders — Original Issue Discount Notes" in the Prospectus.